SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2002

CORPORATE VISION, INC.

(Exact name of registrant as specified in its charter)
Oklahoma	0-18824	73-1380820
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3 Broad Street, Suite 300

Charleston, South Carolina 29401

(Address of principal executive offices) (Zip Code)

(843) 534-1330

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

On March 5, 2002, Corporate Vision, Inc. (the "Company") acquired all of the issued and outstanding common stock of Stony's Trucking Co. ("Stony's"), and subsidiaries thereof, pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated March 5, 2002. Prior to the acquisition of Stony's, Gregory J. Gibson was the owner and holder of all of the common stock of Stony's. The acquisition of Stony's occurred by the merger of Stony's Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Stony's (the "Merger"). As a result of the Merger, all of the issued and outstanding common stock of Stony's was exchanged for $50,000 cash, a note for $150,000 due thirty days after the Merger, and 20,000,000 shares of common stock (the "CVIA Shares") of the Company, which resulted in Stony's becoming a wholly-owned subsidiary of the Company. In addition, the Company could be obligated to issue up to an additional 2,468,458 shares of common stock in the event the Company is obligated to issue more shares upon conversion of its Series A Non-Cumulative Convertible Preferred Stock than expected.

The number of CVIA Shares is subject to adjustment six and twelve months (an "Adjustment Date") after the acquisition date based on the future market price of the CVIA Shares. Specifically, in the event the CVIA Shares held by Mr. Gibson on each Adjustment Date do not have a fair market value equal to or greater than $2,000,000, then the Company shall be obligated to issue Mr. Gibson additional shares of Company common stock sufficient to result in the fair market value of the CVIA Shares held by Mr. Gibson on the Adjustment Date, plus the additional shares issued as of the Adjustment Date, having a total value equal to $2,000,000. At each Adjustment Date, the fair market value of the Company's common stock shall be the average of the closing price for the common stock on the Adjustment Date. In addition, neither Mr. Gibson nor the Company or its officers, directors or any affiliates may purchase or sell shares of the Company's common stock during the twenty (20) business days prior to an Adjustment Date.

Pursuant to the Merger Agreement, the parties executed the following additional, material agreements:

  A Right of Rescission Agreement, under which the Company has the right to rescind the Merger in the event Stony's is not able to obtain an unqualified audit opinion of its financial statements (other than a going concern qualification) or Key Bank accelerates its loan to Stony's, and Gibson has the right to rescind the Merger until December 31, 2002, subject to early termination of this rescission right if the Company's common stock trades at or above $0.50 per share for twenty-one consecutive days;
  An Employment Agreement, under which the Company agreed to employ Gibson as chief executive officer for a five year period;
  Management and Operations Agreement, under which the Company contracted for GJG Management, LLC, a company wholly-owned by Gibson, to manage Stony's and its subsidiaries through the earlier to occur of December 31, 2002 or the termination of Gibson's right of rescission, with GJG Management, LLC being entitled to a monthly management fee of $10 per month;
  A Stockholders' Agreement, under which Gibson and Global Eco-Logical Services, Inc. ("GECL") agreed, inter alia, that Gibson would vote his shares of common stock in the Company in favor of GECL's nominee for director, GECL would vote its shares of common stock in the Company in favor of Gibson's nominee for director, Gibson and GECL each would not approve certain major corporate actions without the consent of the other, and GECL would agree not to sell, except under certain conditions, 15,000,000 shares of common stock it holds in the Company;
  A Pledge Agreement, under which the Company pledged its shares of common stock in Stony's to secure its obligations under the Merger Agreement and under the $150,000 note due thirty days after the Merger.

In the event Mr. Gibson or the Company exercise their right of rescission under the Right of Rescission Agreement, then Mr. Gibson shall be obligated to return all consideration that he received under the Merger Agreement (unless the rescission is exercised by Mr. Gibson solely as remedy for nonpayment of the $150,000 note, in which event Mr. Gibson shall not be obligated to return $50,000 cash which he received in the Merger), the Company shall be obligated to convey all shares of common stock in Stony's to Mr. Gibson, Mr. Gibson's Employment Agreement shall terminate without any further liability on the part of the Company to Mr. Gibson (except that Mr. Gibson shall be entitled to retain all consideration paid to him thereunder through the date of termination), the Management and Operations Agreement shall terminate and the Stockholders' Agreement shall terminate.

Pursuant to the Merger Agreement, Mr. Gibson was appointed the chief executive officer of the Company. Mr. Gibson was formerly the president and sole shareholder and director of Stony's. Further, pursuant to the Merger Agreement, the Company agreed to reduce the number of voting directors to two, who will be Mr. Gibson and Richard D. Tuorto, Sr. The existing directors of the Company have executed irrevocable resignations from the Board, which will be effective upon the Company's compliance with Rule 14f-1 under the Securities Exchange Act of 1934 (hereinafter, "Rule 14f-1") by the mailing of this notice to shareholders. A. Leon Blaser, the former chairman of the board of the Company, will remain as a nonvoting, advisory director.

Prior to the acquisition of Stony's, the Company had 52,672,336 shares of common stock issued and outstanding, and 74,505,669 shares immediately following the reorganization. In addition, to the shares issued to Mr. Gibson, the Company issued 1,333,333 shares of common stock to Richard D. Tuorto, Sr. as a finder's fee and for services rendered in negotiating and closing the Merger.

A copy of the Merger Agreement and the other material contracts executed pursuant thereto are filed with the U.S. Securities and Exchange Commission (the "Commission") as an exhibit to this Form 8-K, and the foregoing description of the transaction is qualified by such reference.

Item 2. Acquisition Or Disposition Of Assets

As described in Item 1 herein, on March 5, 2002, the Company acquired all of the issued and outstanding common stock of Stony's. Stony's and its subsidiaries operate as a common and contract carrier transporting goods and commodities, and are headquartered at 492 McClurg Road, Youngstown, Ohio 44512. Stony's trucking operations service the lower forty-eight states, as well as Canada and Mexico. Stony's fleet consists of approximately 400 trucks and 475 trailers. Stony's employs approximately 416 drivers, of which 16 are employees and the remaining 400 are independent contractors. Stony's concentrates on the shipment of steel building materials and construction and demolition waste. Its major competition consists of ARL, Inc., R and R Trucking, Inc. and Mason-Dixon Transport, Inc.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

Not applicable.

Item 6. Resignations Of Directors And Executive Officers.

As disclosed in Item 1, pursuant to the Merger Agreement, the Company's voting directors -- A. Leon Blaser, Gary Mays, William Tuorto and Ted Fenn -- agreed to resign effective as of the Companys' compliance with Rule 14f-1 under the Securities Exchange Act of 1934. Richard D. Tuorto, Sr. and Gregory J. Gibson will become the sole directors of the Company. The Company's nonvoting advisory directors -- Cynthia Cox and Curtis Swart -- will be removed, and A. Leon Blaser will become the sole nonvoting, advisory director.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: The historical financial statements of Stony's Trucking Co. and subsidiaries required by Item 310(c) will be filed by amendment to this Form 8-K.

(b) Pro Forma Financial Information: The pro forma financial information required by Item 310(d) will be filed by amendment to this Form 8-K.

(c) Exhibits:

Regulation S-B Number	Exhibit
2*	Agreement and Plan of Merger and Reorganization dated March 5, 2002
10.1	Right of Rescission Agreement among Corporate Vision, Inc. and Gregory J. Gibson
10.2	Management and Operations Agreement by and among Corporate Vision, Inc., Stony's Trucking Co. and GJG Management, LLC
10.3	Stockholders' Agreement Concerning Corporate Vision, Inc.
10.4	Employment Agreement of Gregory J. Gibson
10.5	Letter Agreement between
10.6	Cognovit Promissory Note
10.7	Pledge Agreement

* Pursuant to Item 601(b)(2), schedules and attachments to the agreement have been omitted, and will be provided to the Commission on request.

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2002	CORPORATE VISION, INC. /s/ Gregory J. Gibson Gregory J. Gibson, Chief Executive Officer